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                                                                    Exhibit 23.1
                                                                    ------------



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Requisite, Inc. 1994 Stock Option Plan of our reports dated April 22, 1996, with respect to the consolidated financial statements of Rational Software Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


San Jose, California
February 5, 1997